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                      [McGladrey & Pullen, LLP letterhead]

                                                                    Exhibit 23.2

                        Independent Accountants' Consent

         We consent to inclusion in this Registration Statement on Form S-4 of F&M Bancorporation, Inc., and the Joint Proxy Statement/Prospectus included therein, of our report dated January 28, 1998, relating to the consolidated balance sheets of BancSecurity Corporation and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997 and the references to our firm under the headings "BancSecurity Selected Financial Information" and "Experts/Auditors" in the Joint Proxy Statement/Prospectus.



                                           /s/ McGladrey & Pullen, LLP
                                           -------------------------------------
                                           Certified Public Accountants

Des Moines, Iowa
May 18, 1998